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                                                                    EXHIBIT 23.2

                            [Ryder Scott Company]
                            [Petroleum Engineers]
                                 [Letterhead]

                        CONSENT OF PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the reference to our Firm's name and to our Firm's review of Apache's proved oil and gas reserve quantities as of January 1, 1995 included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, and included in or incorporated by reference into the Company's Registration Statements on Form S-3 (Nos. 33-51253 and 33-53129), Form S-4 (33-57321), and Form S-8
(Nos. 33-53442, 33-37402 and 33-31407).


                                            /s/ Ryder Scott Company
                                                Petroleum Engineers

                                                RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS

Houston, Texas
March 3, 1995